    As filed with the Securities and Exchange Commission on January 12, 1999
                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      White Electronic Designs Corporation
             (Exact name of registrant as specified in its charter)

          INDIANA                                               35-0905052
(State or other jurisdictio                                  (I.R.S. Employer
     of incorporation)                                      Identification No.)

                            3601 E. University Drive
                             Phoenix, Arizona 85034
                                 (602) 437-1520
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                 Electronic Designs, Inc. 1987 Stock Option Plan
                      (As Amended Through November 6, 1996)
                              (Full title of plans)

           Hamid R. Shokrgozar, President and Chief Executive Officer
                      White Electronic Designs Corporation
                            3601 E. University Drive
                             Phoenix, Arizona 85034
                                 (602) 437-1520
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all correspondence to:

                               LaDawn Naegle, Esq.
                                 Bryan Cave LLP
                        700 13th Street, N.W., Suite 700
                           Washington, D.C. 20005-3960
                                 (202) 508-6000

                         CALCULATION OF REGISTRATION FEE

         Title of                                       Proposed               Proposed               Amount
        securities                 Amount                maximum                maximum                 of
           to be                    to be            offering price            aggregate           registration
        registered               registered           per share (1)       offering price (1)            fee
---------------------------------------------------------------------------------------------------------------
Common Stock, stated value       2,400,000               $ 1.719             $ 4,125,600            $ 1,146.92
$.10 per share (2)

---------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(c), based upon the average of the closing bid and ask prices for the Common Stock on January 7, 1999, as reported by the American Stock Exchange.

(2) Pursuant to the Rights Agreement (the "Bowmar Rights Agreement") between the Registrant and American Stock Transfer and Trust Company, as Rights Agent, dated as of December 6, 1996, as amended, Common Stock purchase rights (the "Common Stock Purchase Rights") are attached to and trade with the Common Stock. Value attributable to such Common Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.

                                     PART I
                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.

         Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I of Form S-8.


Item 2.  Registrant Information and Employee Plan Annual Information.

         Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents, which previously have been filed by White Electronic Designs Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (1) Annual Report on Form 10-K for the fiscal year ended October 3, 1998, filed December 24, 1998.

         (2) Current Report on Form 8-K dated October 26, 1998, filed November 10, 1998, as amended by Form 8-K/A, filed January 11, 1999.

         (3) The description of the Company Common Stock contained in the Company's Registration Statement on Form 8-A, filed May 21, 1998.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof shall hereby be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document incorporated or deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         Under Indiana law, a corporation may indemnify an individual made a party to a threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, because the individual is or was a director against liability incurred in the proceeding if: (i) the individual's conduct was in good faith, and (ii) the individual reasonably believed (A) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the best interests of the corporation, (B) in all other cases, that the individual's conduct was at least not opposed to the best interests of the corporation, and
(C) in the case of a criminal proceeding, the individual either had reason to believe the individual's conduct was lawful, or had no reason to believe the individual's conduct was unlawful. Unless limited by its articles of incorporation, a corporation shall indemnify a director, officer, employee or agent who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director, officer, employee or agent was a party because the director, officer, employee or agent is or was a director, officer, employee or agent of the corporation against reasonable expenses incurred in connection with the proceeding. A corporation may pay for or reimburse reasonable expenses incurred by a director, officer, employee or agent who is a party to a proceeding in advance of final disposition of the proceeding if: (i) the individual furnishes the corporation written affirmation of the individual's good faith belief that the individual has met the standard of conduct for permissive indemnification set forth above; (ii) the individual furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that the individual did not meet such standard of conduct; and (iii) a determination is made by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding that the facts known to them would not preclude indemnification under Indiana law. In addition, a corporation may indemnify and advance expenses to a director, officer, employee or agent, consistent with public policy, that may be provided its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

         The Company's Amended and Restated Articles of Incorporation provide that the Company shall indemnify a director or officer of the Company who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the Company against reasonable expenses incurred by the director or officer in connection with the proceeding. The Company may indemnify an individual made a party to a proceeding because the individual is or was a director, officer, employee or agent of the Company against liability if authorized in the specific case after determination, in the manner required by Indiana law, that indemnification is permissible in the circumstances because the individual has met the standard of conduct for permissive indemnification under Indiana law set forth above. The indemnification and advancement of expenses for directors, officers, employees and agents of the Company shall apply when such persons are serving at the Company's request while a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as well as in their official capacity with the Company. The Company may also pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent of the Company who is a party to a proceeding in advance of final disposition of the proceeding upon compliance with Indiana law.

         Under Indiana law, a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, member, manager, employee, or agent, whether or not the corporation would have power to indemnify the individual against the same liability under Indiana law.

         The Company's Amended and Restated Articles of Incorporation provide that the Company may purchase and maintain insurance in the manner specified under Indiana law.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  Exhibit No.         Description
                  -----------         -----------
                     4.1              Rights Agreement, dated December 6, 1996 between the Company and American Stock Transfer and Trust Company, as Rights Agent ("Rights Agreement") (incorporated herein by reference to Exhibit 5C to the Registrant's Current Report on Form 8-K filed December 19, 1996).

                     4.2              Stock Certificate of the Company (incorporated herein by reference to Exhibit 4.3 to the
                                      Registrant's Annual Report on Form 10-K filed December 24, 1998).

                     4.3              Amendment No. 1 to Rights Agreement, effective as of May 3, 1998 (incorporated herein by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-4,
                                      Registration No. 333-56565).

                     5.1              Opinion of Bryan Cave LLP, counsel to Registrant, relating to legality of securities being registered.

                     23.1             Consent of PricewaterhouseCoopers LLP

                     23.2             Consent of Bryan Cave LLP (included in Exhibit 5.1 hereto).

                     24.1             Power of Attorney (included on signature page).

Item 9.  Undertakings.

         (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                           (i) include any prospectus required by Section 10
(a)(3) of the Securities Act;

                           (ii) reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) include any material information with respect
to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (c) The Company hereby undertakes that for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on January 12, 1999.

                              WHITE ELECTRONIC DESIGNS CORPORATION


                              By:  /s/ Hamid R. Shokrgozar
                                   -----------------------------------------
                                       Hamid R. Shokrgozar
                                       President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each of such persons appoints Hamid
R. Shokrgozar or Joseph G. Warren, Jr. or each of them with full power to act without the other, his true and lawful attorneys-in-fact and agents of him and on his behalf and in his name, place and stead, and in any and all capacities, with full and several power of substitution, to sign and file with the proper authorities any and all documents in connection with the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on January 12, 1999, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.


        SIGNATURE                                               TITLE                                  DATE
/s/ Hamid R. Shokrgozar                        President and Chief Executive Officer             January 12, 1999
-------------------------
    Hamid R. Shokrgozar

/s/ Joseph G. Warren, Jr.                      Vice President, Finance, Chief Financial          January 12, 1999
-------------------------                      Officer, Secretary, Treasurer and Chief
    Joseph G. Warren, Jr.                      Accounting Officer

/s/ Donald F. McGuiness                        Chairman of the Board of Directors                January 12, 1999
-------------------------
    Donald F. McGuiness

        SIGNATURE                                               TITLE                                  DATE
/s/ Thomas M. Reahard                          Director                                          January 12, 1999
-------------------------
    Thomas M. Reahard

/s/ Edward A. White                            Director                                          January 12, 1999
-------------------------
    Edward A. White

/s/ Norman T. Hall                             Director                                          January 12, 1999
-------------------------
    Norman T. Hall

/s/ Thomas J. Toy                              Director                                          January 12, 1999
-------------------------
    Thomas J. Toy

                                 EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------
   4.1          Rights Agreement, dated December 6, 1996 between the Company and
                American Stock Transfer and Trust Company, as Rights Agent
                ("Rights Agreement") (incorporated herein by reference to Exhibit 5C to the Registrant's Current Report on Form 8-K filed
                December 19, 1996).

   4.2 Stock Certificate of the Company (incorporated herein by reference to Exhibit 4.3 to the Registrant's Annual Report on Form 10-K filed December 24, 1998).

   4.3 Amendment No. 1 to Rights Agreement, effective as of May 3, 1998 (incorporated herein by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-4, Registration No. 333-56565).

   5.1 Opinion of Bryan Cave LLP, counsel to Registrant, relating to legality of securities being registered.

  23.1          Consent of PricewaterhouseCoopers LLP.

  23.2          Consent of Bryan Cave LLP (included in Exhibit 5.1 hereto).

  24.1          Power of Attorney (included on signature page).